UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 21, 2017

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2928 Ramco Street, Suite 120 West Sacramento, CA	95691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2017, the shareholders of RiceBran Technologies ("Company") approved an amendment to the Company's 2014 Equity Incentive Plan (“2014 Plan”) increasing the number of shares of common stock issuable thereunder by 1,700,000.

A copy of the 2014 Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on June 21, 2017.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.	Election of seven (7) members to the board of directors:

	Votes For	Votes Withheld
Robert D. Smith, Ph.D.	4,224,854	146,745
Brent Rosenthal	4,206,500	165,099
Beth Bronner	4,162,397	209,202
Ari Gendason	4,180,396	191,203
David Goldman	4,224,761	146,838
Baruch Halpern	3,664,391	707,209
Henk W. Hoogenkamp	4,249,881	121,718

2.
Approved amendments to the Company’s articles of incorporation that would effect a reverse stock split, pursuant to which either two, three or four outstanding shares of the Company’s common stock would be combined into one share of such stock, and to authorize the Company’s board of directors, at its discretion, to select and file one such amendment which would affect the reverse stock split at one of these three reverse split ratios on or before June 21, 2018, if deemed appropriate:

Votes For	Votes Against	Abstained
5,717,394	1,718,088	61,204

3.	Approved an amendment to the Company’s 2014 Plan to increase by 1,700,000 shares the number of shares authorized for issuance thereunder:

Votes For	Votes Against	Abstained
3,520,688	807,485	43,426

4.	Approved, on a nonbinding advisory basis, the compensation of our named executive officers:

Votes For	Votes Against	Abstained
3,848,354	477,616	45,630

5.	Ratified the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the for the year ending December 31, 2017:

Votes For	Votes Against	Abstained
7,279,386	70,439	262,703

Item 9.01          Financial Statements and Exhibits

Exhibit No.	Description
10.1	2014 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 27, 2017	By:	/s/ Robert Smith
Robert Smith
Chief Executive Officer
(Duly Authorized Officer)